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                      Amendment No. 1 to Advisory Agreement
                      -------------------------------------

         Amendment No. 1 dated February 13, 2001, to the Advisory Agreement (the "Agreement") dated October 30, 2000, by and between Loomis Sayles Investment Trust, a Massachusetts business trust, on behalf of its Intermediate Duration Fund series (the "Series"), and Loomis, Sayles & Company, L.P., a Delaware limited partnership (the "Adviser). The Agreement is hereby amended as follows:

          Effective February 13, 2001, the annual rate of compensation to be paid to the Adviser pursuant to Section 7 of the Agreement shall be reduced to 0.30%.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year first above written.


                                   LOOMIS SAYLES INVESTMENT TRUST,
                                    On Behalf of Its
                                    Intermediate Duration Fund series,


                             By:   /s/ Daniel J. Fuss

                                -----------------------
                                   Daniel J. Fuss
                                   President


                                   LOOMIS SAYLES & COMPANY, L.P.,


                             By:   LOOMIS, SAYLES & COMPANY, INC.,
                                    Its General Partner,


                             By:   /s/ Mark W. Holland

                                -------------------------
                                   Mark W. Holland
                                   Vice President and Director


          A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's Intermediate Duration Fund series on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property belonging to the Series.